PURCHASE AGREEMENT
                             AutoMax
                           Central Ave
                          St. Paul, MN


This  AGREEMENT, entered into effective as of the 5th of June, 1996 .

l. Parties. Seller is AEI Net Lease Income & Growth Fund 85-B Limited Partnership, ("Seller"), Seller holds an undivided 100% interest in the fee title to that certain real property legally described in the attached Exhibit "A". (the "Entire Property") Buyer is Robert W. Ayers ("Buyer"). Seller wishes to sell and Buyer wishes to buy the Entire Property.

2. Property. The Property to be sold to Buyer in this transaction is legally described on Exhibit A attached hereto, subject to all easements, convenants, conditions, restrictions and agreements of record ("Permitted Exceptions").

3. Purchase Price. The purchase price for this Property is $449,130 based on the following terms:

4. Terms. The purchase price for the Property will be paid by Buyer as follows:

     (a) When this agreement is executed, Buyer will pay $10,000 to be deposited into Escrow (the "First Payment"). The First
     Payment will be credited against the purchase price when and if escrow closes and the sale is completed.

     (b) Balance of purchase price, $439,130 to be deposited into escrow on or before closing.

5.  Closing Date.  Escrow shall close on or before July 16, 1996.

6. Contingencies: This Agreement is subject to the following contingencies and if they cannot be satisfied or waived in writing by Buyer within thirty (30) days of this Agreement, then this Agreement shall be null and void, at the sole election of Seller pursuant to a written notice of termination, sent by certified mail to Buyer, return receipt requested, prior to the end of the thirtieth day. At said time of termination neither party shall be liable for damages hereunder.

     (a) Buyer's procurement of loan approval for financing acceptable to Buyer in its sole description, in an amount of the Purchase Price for the purchase of the Property.

7. Due Diligence. Buyer will have until the expiration of the tenth day after delivery of each of following items, to be supplied by Seller, to conduct all of its inspections and due diligence and satisfy itself regarding each item, the Property, and this transaction.

     (a) The original and one copy of a title insurance commitment for an Owner's Title insurance policy (see paragraph 8 below).




     Buyer Initial: /s/ R.W.A.
     Purchase Agreement for: AutoMax Central Ave., St. Paul, MN





     (b) Copies of a Certificate of Occupancy or other such document as of the date reflected thereon may be in Seller's possession certifying completion and granting permission to permanently occupy the improvements on the Entire Property.

     (c) Copies of an "as built" survey of the Property done concurrent with Seller's acquisition of the Property.

     (d) Lease of the Entire Property showing occupancy date, lease expiration date, rent, and security deposit, if any, and Guarantys, if any, accompanied by such tenant financial statements as provided to Seller by the Tenant and/or Guarantors.

     (e) Phase I Environmental Site Assessment to be completed prior to close of escrow.

     (f) Excavation Report for UST Removal, if such UST is determined to exist per the Phase I Environmental Site
     Assessment, to be completed prior to close of escrow.

     (g) Within thirty (30) days after execution of this Agreement by both parties, Buyer shall have the right to inspect and obtain further investigations of the Property.


     Buyer acknowledges that the information provided and to be provided by Seller with respect to the Property and to the Lessee and Guarantors of Lease was obtained from a variety of sources and Seller neither (a) has made independent investigation or verification of such information, or (b) makes any representations as to the accuracy or completeness of such information. Seller is not aware that such information is inaccurate or misleading.

     At closing, Seller shall provide Buyer with an affidavit under penalty of perjury, that Seller is not a "foreign person".

      Buyer may cancel this agreement for ANY REASON in its sole discretion by delivering a cancellation notice by certified mail, return receipt requested, or by personal delivery to Seller and escrow holder before the expiration of any review period or inspection period. Such notice shall be deemed effective only upon receipt by Seller.




Buyer Initial: /s/ R.W.A.
Purchase Agreement for: AutoMax Central Ave., St. Paul, MN





      If Buyer cancels this Agreement as permitted under this Section, except for any escrow cancellation fees and any liabilities under sections 15(a) of this Agreement (which will survive), Buyer (after execution of such documents reasonably requested by Seller to evidence the termination hereof) shall be returned its First Payment, and Buyer will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Seller or anyone else.

7. Escrow. Escrow shall be opened by Seller and funds deposited upon acceptance of this agreement. The escrow holder will be a nationally-recognized escrow company selected by Seller and acceptable to Buyer. A copy of this Agreement will be delivered to the escrow holder and will serve as escrow instructions together with the escrow holder's standard instructions and any additional instructions required by the escrow holder to clarify its rights and duties (and the parties agree to sign these additional instructions). If there is any conflict between these other instructions and this Agreement, this Agreement will control. Escrow will be opened upon acceptance of this Agreement.

8. Title. Closing will be conditioned on the commitment of a title company selected by Seller and acceptable to Buyer to issue an Owner's policy of title insurance, dated as of the close of escrow, in an amount equal to the purchase price, insuring that Buyer will own insurable title to the Property subject only to: the title company's standard exceptions; current real property taxes and assessments; survey exceptions; and other items of record disclosed to Buyer during the contingency period and accepted by Buyer.

      Buyer shall be allowed five (5) days after receipt of said commitment for examination and the making of any objections to marketability or acceptability of exceptions to title thereto, said objections to be made in writing or deemed waived. If any objections are so made, the Seller shall be allowed ten (10) days to make such title marketable or cure Buyer's objections, or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to make title marketable, or is unable to make title marketable or obtain insurable title, (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof) Buyer's First Payment shall be returned and this agreement shall be null and void and of no further force and effect.

     Pending correction of title, the payments hereunder required shall be postponed, but upon correction of title and within ten
(10) days after written notice of correction to the Buyer, the parties shall perform this agreement according to its terms.

9. Closing Costs. Seller will pay the deed stamp taxes and one-half of escrow fees, and any brokerage commissions payable.
Seller shall pay for the




Buyer Initial: /s/ R.W.A.
Purchase Agreement for: AutoMax Central Ave., St. Paul, MN






cost of issuing the title commitment. Buyer will pay the cost of the title insurance premium for an Owner's policy, all recording fees, one-half of the escrow fees, the costs of a update to the Survey in Seller's possession (if an update is required by Buyer). Each party will pay its own attorneys' fees and costs to document and close of this transaction.

10.  Real Estate Taxes, Special Assessments and Prorations.

     (a) Although the Entire Property is subject to a triple net lease, Seller holds escrow for real estate taxes. Seller shall provide Buyer with a real estate tax proration at closing and such proration will be listed on the Settlement Statement as a credit to the Buyer. Seller represents that to the best of its knowledge, all real estate taxes and installments of special assessments due and payable in all years prior to the year of Closing have been paid in full. Regardless, responsibility for such taxes shall be prorated as of the date of closing for any portion not paid by the Tenant of the Property.

     (b) All income and all operating expenses payable by seller from the Entire Property shall be prorated between the parties and adjusted by them as of the date of Closing. Seller shall be entitled to all income earned and shall be responsible for all expenses incurred prior to the date of Closing except to the extent not paid by the Tenant.

11.  Seller's Representation and Agreements.

     (a)  Seller represents and warrants as of this date that:

     (i)  Except for the lease in existence between Seller and  J
     D Enterprises of Minnesota, Inc., Seller is not aware of any leases of the Property.

     (ii)   It  is  not  aware  of  any  pending  litigation   or
     condemnation proceedings against the Property or Seller's interest in the Property.

     (iii) It is not aware of any contracts Seller has executed that would be binding on Buyer after the closing date.

     (iv) There are no wells, septic systems, drain fields or any other private sewer system on the Property.

12.  Disclosures.

     (a) To the best of Seller's knowledge: there are not now, and at the Closing there will be, no material, physical or mechanical defects of the Property, including, without limitation, the plumbing, heating, air conditioning, ventilating, electrical systems, and all such items are in good operating condition and repair and in compliance with all applicable governmental , zoning and land use laws, ordinances, regulations and requirements.




     Buyer Initial: /s/ R.W.A.
     Purchase Agreement for: AutoMax Central Ave., St. Paul, MN






     (b) To the best of Seller's knowledge: the use and operation of the Property now is, and at the time of Closing will be, in full compliance with applicable building codes, safety, fire, zoning, and land use laws, and other applicable local, state and federal laws, ordinances, regulations and requirements.

     (c) To the best of Seller's knowledge: the Property is not, and as of the Closing will not be, in violation of any federal, state or local law, ordinance or regulations relating to industrial hygiene or to the environmental conditions on, under, or about the Property including, but not limited to, soil and ground water conditions. To the best of Seller's knowledge: there is no proceeding or inquiry by any governmental authority with respect to the presence of Hazardous Materials on the Property or the migration of Hazardous Materials from or to other property. Except as otherwise provided in this Agreement and except to the extent that Seller has knowledge of any hazardous substances or materials on or in connection with the Property which Seller is not disclosing to Buyer hereunder,. Buyer agrees that Seller will have no liability of any type to Buyer or Buyer's successors, assigns, or affiliates in connection with any Hazardous Materials on or in connection with the Property either before or after the Closing Date.

     (d) Subject to Seller's representations contained in the Agreement, including subparagraphs 12(a), (b) and (c) above, Buyer agrees that it shall be purchasing the Property in its then present condition, as is, where is, and Seller has no obligations to construct or repair any improvements thereon or to perform any other act regarding the Property, except as expressly provided herein.

     (e) Buyer acknowledges that, having been given the opportunity to inspect the Property and such financial information on the Lessee and Guarantors of the Lease as Buyer or its advisors shall request, Buyer is relying solely on its own investigation of the Property and not on any information provided by Seller or to be provided except as set forth herein. Buyer expressly acknowledges that, in consideration of the agreements of Seller herein, except as otherwise specified herein, Seller makes no Warranty or representation, Express or Implied, or arising by operation of law, including, but not limited to, any warranty or condition, habitability, tenantability, suitability for commercial purposes, merchantability, profitability or fitness for a particular purpose, in respect of the Property.

13.  Closing.

     At Closing, Seller shall deliver to Buyer the following:

          (i)  A standard Seller's Affidavit regarding liens and judgments.

         (ii)  All keys to the Property in the possession of Seller.

        (iii) An Assignment of Seller's interest as lessor under any and all leases affecting the Property.

          (v) Seller shall transfer to Buyer all escrows. prepaid rent and security deposits, if any, with respect to the Property.




     Buyer Initial: /s/ R.W.A.
     Purchase Agreement for: AutoMax Central Ave., St. Paul, MN





     (b) On or before the closing date, Buyer will deposit into escrow: the balance of the purchase price when required under Section 4; any additional funds required of Buyer, (pursuant to this agreement or any other agreement executed by Buyer) to close escrow. Both parties will sign and deliver to the escrow holder any other documents reasonably required by the escrow holder to close escrow.

     (c) On the closing date, if escrow is in a position to close, the escrow holder will: record the deed in the official records of the county where the Property is located; cause the title company to commit to issue the title policy; immediately deliver to Seller the portion of the purchase price deposited into escrow by cashier's check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the escrow holder's certified closing statement and take all other actions necessary to close escrow.

14. Defaults. If Buyer defaults, Buyer will forfeit all rights and claims and Seller will be relieved of all obligations and will be entitled to retain all monies (First, and if made, the final Payments) heretofore paid by the Buyer. Seller shall retain all remedies available to Seller at law or in equity.

     If Seller shall default, Buyer irrevocably waives any rights to file a lis pendens, a specific performance action or any other claim, action or proceeding of any type in connection with the Property or this or any other transaction involving the Property, and will not do anything to affect title to the Property or hinder, delay or prevent any other sale, lease or other transaction involving the Property (any and all of which will be null and void), unless: it has paid the First Payment, performed all of its other obligations and satisfied all conditions under this Agreement, and unconditionally notifies Seller that it stands ready to tender full performance, purchase the Property and close escrow as per this Agreement. Provided, however, that in no event shall Seller be liable for any actual, punitive, consequential or speculative damages arising out of any default by Seller hereunder.

15.  Buyer's Representations and Warranties.

     a.  Buyer represents and warrants to Seller as follows:

     (i) In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as seller or the Title Company may require and Buyer deems to be reasonable in order to consummate the transactions contemplated herein.

     (ii) Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.




     Buyer Initial: /s/ R.W.A.
     Purchase Agreement for: AutoMax Central Ave., St. Paul, MN







     (iii) To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Buyer is a party or by which Buyer is bound.

16.  Damages, Destruction and Eminent Domain.

     (a) If, prior to closing, the Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement to the extent that the cost of repair exceeds $10,000 this Agreement shall become null and void, at
     Buyer's option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 6 hereof have been satisfied, or waived; and (ii) any period provided for above in this Subparagraph 16a for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to all insurance proceeds (pro-rata in relation to the Entire Property) resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of any Tenant of the Entire Property.

     If the cost of repair is less than $10,000.00, Buyer shall be obligated to otherwise perform hereinunder with no adjustment to the Purchase Price, reduction or abatement, and Seller shall assign Seller's right, title and interest in and to all insurance proceeds pro-rata in relation to the Entire Property, subject to rights of any Tenant of the Entire Property.

     (b) If, prior to closing, the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void, at Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the purchase price, and Seller shall assign to Buyer all the Seller's right, title, and interest in and to any award made, or to be made, in the condemnation proceeding pro-rata in relation to the Entire Property, subject to rights of any Tenant of the Entire Property.

      In the event that this Agreement is terminated by Buyer as provided above in Subparagraph 16a or 16b, the Earnest Money shall be immediately returned to Buyer (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof).

17.  Miscellaneous.

     (a) This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by





     Buyer Initial: /s/ R.W.A.
     Purchase Agreement for: AutoMax Central Ave., St. Paul, MN






     the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described, and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

     (b) If this escrow has not closed by July 17, 1996, through no fault of Seller, Seller may either, at its election, extend the closing date, exercise any remedy available to it by law, or terminate this Agreement and return all funds there to fore paid by Buyer.

     (c) Funds to be deposited or paid by Buyer will be good and clear funds in the form of cash, cashier's checks or wire transfers.

     (d) All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

     If to Seller:

         Attention:  Robert P. Johnson
         AEI Net Lease Income & Growth Fund 84-A Limited Partnership 1300 Minnesota World Trade Center
         30 E. 7th Street
         St. Paul, MN  55101

     If to Buyer:

         Robert Ayers
         JD Enterprises of Minnesota, Inc.
         2844 Coon Rapids Blvd.
         Coon Rapids, MN  55433

      When accepted, this offer will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller and their respective successors and assigns. Buyer is submitting this offer by signing a copy of this offer and delivering it to Seller along with the $10,000 First Payment, which, if accepted, will be deposited in to escrow by Seller. Seller has two (2) business days after receipt of the executed offer and first payment within which to accept this offer; if not accepted by Seller, Seller shall immediately return the payment to Buyer.




Buyer Initial: /s/ R.W.A.
Purchase Agreement for: AutoMax Central Ave., St. Paul, MN





      IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement effective as of the day and year above first written.

BUYER:  Robert W. Ayers


     By: /s/ Robert W. Ayers
             Robert W. Ayers

SELLER:   AEI  NET  LEASE  INCOME  &  GROWTH  FUND  85-B  LIMITED
PARTNERSHIP, a Minnesota limited partnership.

     By:  Net Lease Management 85-B Inc., its corporate general partner

     By: /s/ Robert P. Johnson
             Robert P. Johnson, President







Buyer Initial: /s/ R.W.A.
Purchase Agreement for: AutoMax Central Ave., St. Paul, MN











                                  EXHIBIT "A"



Lots  16,  17,  18,  19  and  South half  of  Lot  20,  Block  4,
Sheffield's Second Subdivision, according to the plat thereof on file in the office of the Registrar of Titles of Anoka County, Minnesota.